UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 4, 2015
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 4, 2015, Chico’s FAS, Inc. (the Company) entered into a credit agreement (the Agreement) among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A., as Syndication Agent and the Lenders party hereto. The Company's obligations under the Agreement are guaranteed by certain of its material U.S. subsidiaries. The Agreement provides for a term loan commitment in the amount of $100 million, of which $100 million was drawn at closing, and matures on May 4, 2020. The Agreement also provides for a $100 million revolving credit facility, of which $24 million was drawn at closing, and matures on May 4, 2020. The Company used the net proceeds to pay off the commitment under it's existing credit facility entered into on July 27, 2011.

The Agreement contains customary representations, warranties, and affirmative covenants, including the requirement to maintain certain financial ratios. The Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, (v) dispositions, and (vi) restricted payments and certain other restrictive agreements. The Agreement contains customary events of default. If a default occurs and is not cured within any applicable cure period or is not waived, the Company’s obligations under the Agreement may be accelerated or the Agreement may be terminated. The Agreement has borrowing options which accrue interest by reference, at the Company's election, at either an adjusted eurodollar rate tied to LIBOR or an Alternate Base Rate plus an interest rate margin (as are defined in the Agreement).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
On May 4, 2015, in connection with the Company's entry into the Agreement described in Items 1.01 and 2.03 of this Current Report, the Company repaid, with no prepayment penalties, the $124 million outstanding obligation under its Credit Facility Agreement, dated as of July 27, 2011, (as amended from time to time prior to the date hereof), by and among the Company with a syndicate led by JPMorgan Chase Bank, N.A., as Administrative Agent and HSBC Bank USA, National Association, as Syndication Agent. The Company used the proceeds from the initial draw of the term loan and credit facility described in Item 1.01 to repay such obligations.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 10.1	Credit Agreement dated as of May 4, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

By:
Date: May 8, 2015	/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Credit Agreement dated as of May 4, 2015